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                                                                    Exhibit 23.1



After the three-for-two stock split discussed in Note 6(a) to Art Technology Group, Inc.'s financial statements are effective, we expect to be in a position to render the following consent.

                                              /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 12, 1999




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.




Boston, Massachusetts